Independent Contractor Agreement

This Independent Contractor Agreement (“Agreement”) is made as of November 4, 2022 (the “Effective Date”), by and between AMMO, Inc., and its affiliates (“AMMO” or the “Company”) and Chris Larson (“Contractor”), together with its (their) parents, affiliates and subsidiaries, successors and assigns (“Company”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Company is engaged in part, in the design, manufacture and sale of ammunition and munition components in the commercial and government markets (including for military application) and the operation of the GunBroker.com on-line marketplace (the “Marketplace”) and desires to engage Contractor to perform services relating to leveraging the Marketplace’s on-line operations relating to carting and the processing of ACH and credit card processing transactions associated therewith.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties desire to market their respective business interests where appropriate to drive and consummate commercial transactions advantageous to each business and hereby agree as follows:

AGREEMENT

1.
Engagement and Term. The Company hereby agrees to engage Contractor, and Contractor hereby accepts this engagement by the Company, on the terms and conditions hereinafter set forth. Contractor’s term of engagement by the Company under this Agreement (the “Term”) shall commence on the Effective Date and end on the date on which the term of the engagement is terminated in accordance with Section 5. Contractor’s engagement with the Company shall be for a period of six (6) months.
2.
Position, Duties and Responsibilities, Location, and Commuting.
2.1
Position and Duties. During the Term, the Company shall engage Contractor as an independent contractor and Contractor shall report solely and directly to Fred Wagenhals (CEO). Contractor is hereby engaged to and shall provide services relating to leveraging the Marketplace’s on-line operations relating to carting and the processing of ACH and credit card processing transactions associated (the “Services”). The scope of services may only be modified by mutual written agreement of the Parties.
2.2
Compliance with Company Policies. Contractor shall be subject to the Bylaws, policies, practices, procedures and rules of the Company, including those policies and procedures set forth in the Company’s Code of Conduct and Ethics in recognition of the Company’s status and character. Contractor’s violation of the terms of such documents shall be considered a breach of the terms of this Agreement.
2.3
Location of Engagement/Equipment. Contractor’s principal office, and principal place of engagement, shall be as it determines in its sole and absolute discretion. However, the Parties anticipate Contractor to be a regular presence in the Corporate office and travel as required to provide the Services set forth herein. Further, the Company shall ensure the Contractor has available the requisite computer and software tools as necessary to support the Services provided herein for the benefit of the Company.

3.
Remuneration.
3.1
Compensation & Expenses. The Company shall remit to Contractor the gross sum as set forth and calculated in the manner identified herein in Exhibit “A” solely in regards to the Services identified herein (see Section 2.1 herein) and any subsequent addenda attached hereto, which sum shall be remitted without federal and state withholdings and be accompanied by the annual issuance of an IRS Form 1099. Contractor shall be and remain fully responsible for all state, state and local tax obligations and agrees to fully defend and indemnify the Company for any and all claims associated with or related to tax obligations imposed or asserted as a result of the Company’s payment of independent contractor compensation to Contractor in this manner. Contractor shall be reimbursed for all reasonable and documented expenses incurred in furtherance of the provision of Services provided for herein.
4.
Contractor Benefits and Perquisites. During the Term of this Agreement and for a period no less than April 1, 2024, Contractor shall be provided family health benefits under the Company’s employer-sponsored plan(s) afforded to managerial employees within the organization located in the Corporate Office.
5.
Termination.
5.1
General. The independent contractor relationship is contractual and the Company and Contractor may terminate this engagement for cause or good reason, in either case subject only to the terms of this Agreement; provided, however, that Contractor is required to provide to the Company at least thirty (30) days’ written notice of intent to terminate the engagement for any reason or no further benefits or remuneration of any kind will be due, owing and remitted to Contractor. For purposes of this Agreement, the following terms have the following meanings:
(a)
“Accrued Benefits”. NOT APPLICABLE
(b)
“Cause” shall mean: (i) a breach by Contractor of its (his or her) duties to the Company; (ii) Contractor’s breach of this Agreement, which, if curable, remains uncured or continues after five (5) days’ notice by the Company thereof; (iii) the commission of (A) any crime constituting a felony in the jurisdiction in which committed and/or being arrested or charged with such act, (B) any crime involving moral turpitude (whether or not a felony), or (C) any other criminal act involving embezzlement, misappropriation of money, fraud, theft, or bribery (whether or not a felony) and/or being arrested or charged with such act; (iv) illegal or controlled substance abuse or insobriety by Contractor; (v) Contractor’s material negligence or dereliction in the performance of, or failure to perform his duties of engagement with the Company, which remains uncured or continues after five (5) days’ notice by the Company thereof; (vi) Contractor’s refusal or failure to carry out a lawful directive of the Company or any member of the Board or any of their respective designees, which directive is consistent with the scope and nature of his responsibilities; or (vii) any conduct, action or behavior by Contractor that is, or is reasonably expected to be, materially damaging to the Company, whether to the business interests, finance or reputation.
(c)
“Good Reason” shall mean Contractor is subject to discrimination or harassment in violation of applicable state or federal law while in the performance of the Services, the Company or its representatives breach this Agreement, Fred Wagenhals is no longer employed as the Company’s CEO or Contractor is requested to take any action or omit to take any action, in whole or in part, that violates state or federal.

(d)
“Termination Date” shall mean the date on which Contractor’s engagement hereunder terminates in accordance with this Agreement.
5.2
Termination Without Cause or by Contractor for Good Reason; Death or Disability. In the event Contractor’s engagement hereunder is terminated by the Company without cause or by Contractor for Good Reason, or as a result of death of disability, Contractor (and/or his spouse or lawful heirs) shall be entitled to receive any approved reimbursable business expenses incurred as of the date of termination, maintenance of health benefits and payment of all contract benefits provided herein pursuant to the terms and conditions set forth in any addenda attached hereto.
5.3
All Other Terminations. In the event Contractor’s engagement hereunder is terminated by the Company for Cause, Contractor shall be entitled to receive the approved expense reimbursement and payment of earned remuneration through the date of termination.
5.4
Return of Company Property. Upon termination of Contractor’s engagement for any reason or under any circumstances. Contractor shall promptly return any and all of the property of the Company and any affiliates (including, without limitation, all computers, keys, credit cards, identification tags, documents, data, confidential information, work product, and other proprietary materials), and other materials.
5.5
Post-Termination Cooperation. Contractor agrees and covenants that, following the Term, he or she shall, to the extent requested by the Company, cooperate in good faith with the Company to assist the Company in the pursuit or defense of (except if Contractor is adverse with respect to) any claim, administrative charge, or cause of action by or against the Company as to which Contractor, by virtue of his or her engagement with the Company or any other position that Contractor holds that is affiliated with or was held at the request of the Company, has relevant knowledge or information, including by acting as the Company’s representative in any such proceeding and, without the necessity of a subpoena, providing truthful testimony in any jurisdiction or forum. The Company shall reimburse Contractor for his or her reasonable out-of-pocket expenses incurred in compliance with this Section 5.5.
5.6
Defense/Indemnification. The Company shall fully and in the first instance defend, indemnify and hold harmless the Contractor (his heirs, successors and assigns) from any and all loss, cost, claim, cause of action, demand, penalty, fine or judgment asserted against, directed to or imposed upon Contractor as a result of the provision of Services and all earlier business interactions by and between the Parties relating to the Company’s business.
6.
Nondisclosure and Nonuse of Confidential Information.
6.1
Contractor acknowledges that: (i) the Confidential Information (as hereinafter defined) is a valuable, special, and unique asset of the Company, the unauthorized disclosure or use of which could cause substantial injury and loss of profits and goodwill to the Company; (ii) Contractor is in a position of trust and subject to a duty of loyalty to the Company, and (iii) by reason of his or her engagement and service to the Company, Contractor will have access to the Confidential Information. Contractor, therefore, acknowledges that it is in the Company’s legitimate business interest to restrict Contractor’s disclosure or use of Confidential Information for any purpose other than in connection with Contractor’s performance of Contractor’s duties for the Company, and to limit any potential misappropriation of such Confidential Information by Contractor.

6.2
Contractor will not disclose or use at any time, either during the Term or thereafter, any Confidential Information (as hereinafter defined) of which Contractor is or becomes aware, whether or not such information is developed by him or her, except to the extent that such disclosure or use is directly related to and required by Contractor’s performance in good faith of duties assigned to Contractor by the Company or has been expressly authorized by the Board; provided, however, that this sentence shall not be deemed to prohibit Contractor from complying with any subpoena, order, judgment, or decree of a court or governmental or regulatory agency of competent jurisdiction (an “Order”); provided, further, however, that (i) Contractor agrees to provide the Company with prompt written notice of any such Order and to assist the Company, at the Company’s expense, in asserting any legal challenges to or appeals of such Order that the Company in its sole discretion pursues, and (ii) in complying with any such Order, Contractor shall limit his or her disclosure only to the Confidential Information that is expressly required to be disclosed by such Order. Contractor will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss, and theft. Contractor shall deliver to the Company at the Termination Date, or at any time the Company may request, all memoranda, notes, plans, records, reports, electronic information, files and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company which Contractor may then possess or have under his or her control.
6.3
As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public (including the existence and content of this Agreement) and that is used, developed, or obtained by the Company in connection with its business, including, but not limited to, information, observations, and data obtained by Contractor while employed by the Company or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software and hardware, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases and data, (x) accounting and business methods, (xi) inventions, devices, new developments, methods, and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients (and all information with respect to such persons) and customer or client lists, (xiii) suppliers (and all information with respect to such persons) or supplier lists, (xiv) other copyrightable works, (xv) all production methods, processes, technology, and trade secrets, and (xvi) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date Contractor proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.
7.
Enforcement. Because Contractor’s services are special, unique, and extraordinary and because Contractor has access to Confidential Information and Work Product, the Parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Parties, or any of its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

8.
Non-Disparagement. The Parties agree that, during the Term and at any time thereafter, he/she/they will not make, or cause to be made, any statement, observation, or opinion, or communicate any information (whether oral or written), to any person that disparages the other Party or is likely in any way to harm the business or the reputation of the Company or the Contractor, or any of its former, present, or future managers, directors, officers, members, stockholders, contractors, agents, contractors, and suppliers.
9.
Assurances to Contract. The Parties represent and warrant that he/she/they may enter into and fully perform all of the obligations under this Agreement without breaching, violating, or conflicting with (i) any judgment, order, writ, decree, or injunction of any court, arbitrator, government agency, or other tribunal or (ii) any agreement, contract, obligation, or understanding to which Contractor is a party or may be bound.
10.
Notices. Except as otherwise specifically provided herein, any notice, consent, demand, or other communication to be given under or in connection with this Agreement shall be in writing and shall be deemed duly given when delivered personally, when transmitted by facsimile transmission, one day after being deposited with Federal Express or other nationally recognized overnight delivery service, or three days after being mailed by first class mail, charges or postage prepaid, properly addressed, if to the Company, at its principal office, and, if to Contractor, at his or her address set forth following his or her signature below. Either Party may change such address from time to time by notice to the other.
11.
Governing Law; Arbitration. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to any choice of law rules or other conflicting provision or rule that would cause the laws of any jurisdiction to be applied; provided, however, that the following provisions shall be governed by the Federal Arbitration Act:
11.1
Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, in accordance with the rules of the American Arbitration Association for engagement disputes as then in effect. For the avoidance of doubt, it is understood and agreed that this Agreement to arbitrate includes any and all claims and disputes, including, without limitation, as to arbitrability, with respect to Contractor’s engagement with the Company or the termination of such engagement, including, without limitation, any claim for alleged discrimination, harassment, or retaliation under on the basis of race, sex, color, national origin, sexual orientation, age, religion, creed, marital status, veteran status, alienage, citizenship, disability or handicap, or any other legally protected status, and any alleged violation of any federal, state, or other governmental law, statute or regulation, including, but not limited to, any alleged violation of Title VII of the Civil Rights Act of 1964, other civil rights statutes including, without limitation, 42 U.S.C. § 1981, 42 U.S.C. § 1982, and 42 U.S.C. § 1985, the Age Discrimination in Engagement Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Contractor Retirement Income Security Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act, the Sarbanes-Oxley Act, or any state or local law, statute or regulation, as such statutes, laws, and regulations are amended. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.
11.2
The arbitration hearing shall commence within ninety (90) calendar days after the arbitrator is selected, unless Company and Contractor mutually agree to extend this time period. The arbitration shall take place in the Phoenix, Arizona metropolitan area. The arbitrator will have full power to give directions and make such orders as the arbitrator deems just, and to award all remedies that would be available in court. Nonetheless, the arbitrator explicitly shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement. The arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based within thirty (30) days after the conclusion of the arbitration hearing. The award rendered by the arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered or vacated in any court of competent jurisdiction.
11.3
In the event of any contest or dispute relating to this Agreement or the termination of Contractor’s engagement hereunder, the prevailing party shall be awarded all fees, costs and expenses incurred in such action.
12.
Amendments; Waivers. This Agreement may not be modified or amended or terminated except by an instrument in writing, signed by Contractor and a duly authorized representative of the Company (other than Contractor). By an instrument in writing similarly executed (and not by any other means), either Party may waive compliance by the other party with any provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. To be effective, any written waiver must specifically refer to the condition(s) or provision(s) of this Agreement being waived.
13.
Inconsistencies. In the event of any inconsistency between any provision of this Agreement and any provision of any Company arrangement, the provisions of this Agreement shall control, unless Contractor and the Company otherwise agree in a writing that expressly refers to the provision of this Agreement that is being waived.
14.
Assignment. This Agreement is personal to Contractor and Company and without the prior written consent of the Parties shall not be assignable. The obligations of each Party hereunder shall be binding upon the Parties’ heirs, administrators, executors, assigns, affiliates, subsidiaries, legal representatives, successors and assigns.
15.
Voluntary Execution; Representations. Contractor acknowledges that (a) it (he or she) has consulted with or has had the opportunity to consult with independent counsel of its (his or her) own choosing concerning this Agreement and has been advised to do so by the Company, and (b) it (he or she) has read and understands this Agreement, is competent and of sound mind to execute this Agreement, is fully aware of the legal effect of this Agreement, and has entered into it freely based on its (his or her) own judgment and without duress. Further, the signatory to this Agreement represents and warrants that he (she) has full legal authority to bind the Party he (she) represents as concerns all terms, conditions, and obligations set forth herein.
16.
Headings. The headings of the Sections and subsections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.
17.
Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

18.
Beneficiaries/References. Contractor shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following Contractor’s death by giving written notice thereof. In the event of Contractor’s death or a judicial determination of his or her incompetence, references in this Agreement to Contractor shall be deemed, where appropriate, to refer to his or her beneficiary, estate, or other legal representative.
19.
Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties shall survive any termination of Contractor’s engagement.
20.
Severability. It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction or arbitrator to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
21.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Signatures delivered by facsimile or PDF shall be effective for all purposes.
22.
Entire Agreement. This Agreement contains the entire agreement of the Parties and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the Parties except as otherwise provided herein (or via an exhibit or addenda attached and/or incorporated by reference), regarding the subject matter of this Agreement.

/s/ Robert D. WileyAMMO, INC. (“Company”)

By: _______________________________

It’s: CEO

/s/ Chris LarsonCONTRACTOR: Chris Larson

By: _______________________________

Printed Name: Chris Larson

EXHIBIT “A”

AMMO/C. Larson - Independent Contractor Agreement

Remuneration Schedule

Pursuant to Section 3.1 of the Independent Contractor Agreement (the “Agreement”), the Company shall pay Contractor as follows:

23.
$7,500 per standard Company pay cycle via ACH/wire or automatic deposit (as determined in Contractor’s discretion).
24.
25,000 shares of POWW common stock per quarter, earned daily pro rata from the date of execution of the Agreement.